FLEXSHARES TRUST

FORM N-SAR

File No. 811-22555

Fiscal Period Ended April 30, 2017
Exhibits

Sub-Item 77Q1: Exhibits.

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Amended and Restated Expense Reimbursement Agreement, dated March 1, 2017, between FlexShares Trust and Northern Trust Investment, Inc. is incorporated by reference to Exhibit (d)(17) in Registrant’s Post-Effective Amendment No. 72 filed with the Commission on February 24, 2017 (Accession No. 0001193125-17-056338).

 87302597.2

PHTRANS/ 998580.2